SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
March 8, 2021
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SCIENTIFIC INDUSTRIES, INC.
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(Exact name of registrant as specified in its charter)

Delaware	000-6658	04-2217279
(State or other Jurisdiction)	(Commission File Number)	(IRS Employer No.)

80 Orville Drive
Bohemia, New York 11716
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(Address of principal executive offices)

(631) 567-4700
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(Registrant's telephone number, including area code)

Not Applicable
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(Former name or former address, if changed since last report)

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective March 8, 2021, the Company has agreed to an amendment to the consulting agreement, dated as of July 20, 2020, with Societät Reinhard and Noah Vogt AG o GmbH and Mr. Reinhard Vogt, a director of the Company, (collectively, the “Consultant”) . The amendment increases the monthly retainer from 5,000 euros to 12,500 euros and removes the annual bonus. All other terms of the agreement remain the same.

ITEM 9.01 Financial Statements and Exhibits

(a) and (b) not applicable

(c) Exhibits

Exhibit No.	Description
10A-1	Copy of Amendment to Consulting Agreement between the Company and Societät Reinhard and Noah Vogt AG GmbH and Reinhard Vogt

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC INDUSTRIES, INC.

Date: March 8, 2021	By:	/s/ Helena R. Santos
Helena R. Santos,
President and Chief Executive Officer